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                                  EXHIBIT 2.1




                         AGREEMENT AND PLAN OF MERGER

                                      OF

                             MYCOGEN CORPORATION,
                            A DELAWARE CORPORATION

                                      AND

                           MYCOGEN CALIFORNIA, INC.,
                           A CALIFORNIA CORPORATION
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                         AGREEMENT AND PLAN OF MERGER
                                      OF
                             MYCOGEN CORPORATION,
                            A DELAWARE CORPORATION
                                      AND
                           MYCOGEN CALIFORNIA, INC.,
                           A CALIFORNIA CORPORATION

     THIS AGREEMENT AND PLAN OF MERGER dated as of October 19, 1995, (the "Agreement") is made and entered into between Mycogen California, Inc., a California corporation ("Mycogen-California") and Mycogen Corporation, a Delaware corporation ("Mycogen-Delaware"). Mycogen-California and Mycogen-Delaware are sometimes referred to herein as the "Constituent Corporations."

                                R E C I T A L S
                                ---------------

A. Mycogen-California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital stock of 45,000,000 shares, 40,000,000 of which are designated "Common Stock", par value $.001 per share, and 5,000,000 of which are designated "Preferred Stock", par value $.001 per share. As of October 15, 1995, 1,000 shares of Common Stock were issued and outstanding, all of which were held by Mycogen-Delaware. No shares of Preferred Stock are outstanding.

B. Mycogen-Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital stock of 45,000,000 shares, 40,000,000 of which are designated "Common Stock," par value $.001 per share, and 5,000,000 of which are designated, "Preferred Stock," par value $.001 per share. As of October 15, 1995, 19,466,821 shares of Common Stock were issued and outstanding and 3,113 shares of Series A Preferred Stock were issued and outstanding.

C. The Board of Directors of Mycogen-Delaware has determined that, for the purpose of effecting the reincorporation of Mycogen-Delaware in the State of California, it is advisable and in the best interests of Mycogen-Delaware that Mycogen-Delaware merge with and into Mycogen-California upon the terms and conditions herein provided.

D. The Board of Directors of Mycogen-California, Mycogen-California's sole stockholder, the Board of Directors of Mycogen-Delaware, and Mycogen-Delaware's shareholders have approved this Agreement and have directed that this Agreement be executed by the undersigned officers.

E.   Mycogen-California is a wholly-owned subsidiary of Mycogen-Delaware.

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     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Mycogen-California and Mycogen-Delaware hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                  I.  MERGER

     SECTION 1.1 - MERGER.  In accordance with the provisions of this Agreement,
     --------------------
the Delaware General Corporation Law and the California General Corporation Law, Mycogen-Delaware will be merged with and into Mycogen-California (the "Merger"), the separate existence of Mycogen-Delaware will cease and Mycogen-California will be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation will be Mycogen Corporation.

     SECTION 1.2 -  FILING AND EFFECTIVENESS.  The Merger will become effective
     -------------  ------------------------
when the following actions will have been completed:

     (a) This Agreement and the Merger will have been adopted and approved by the board of directors and/or the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

     (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement will have been satisfied or duly waived by the party entitled to satisfaction thereof; and

     (c) An executed Certificate of Ownership and Merger meeting the requirements of the Delaware General Corporation Law and an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law and California General Corporation Law will have been filed with the Secretary of State of the State of Delaware, and the Secretary of State of the State of California, respectively.

     The date and time when the Merger will become effective, as aforesaid, is herein called the "Effective Date of the Merger."

     SECTION 1.3 -  EFFECT OF THE MERGER.  Upon the Effective Date of the
     -----------------------------------
Merger, the separate existence of Mycogen-Delaware will cease and Mycogen-California, as the Surviving Corporation (i) will continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) will be subject to all actions previously taken by its and Mycogen-Delaware's Board of Directors, (iii) will succeed, without other transfer or action on the part of any other party, to all of the assets, rights, powers and property of Mycogen-Delaware in the manner more fully set forth in Section 1107 of the California General Corporation Law, (iv) will continue to be subject to all of the debts, liabilities and obligations of Mycogen-California as constituted immediately prior to the Effective Date of

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the Merger, and (v) will succeed, without other transfer or other action on the part of any other party, to all of the debts, liabilities and obligations of Mycogen-Delaware in the same manner as if Mycogen-California had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.

         II.  CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     SECTION 2.1 -  ARTICLES OF INCORPORATION.  The Articles of Incorporation of
     ----------------------------------------
Mycogen-California as in effect immediately prior to the Effective Date of the Merger will continue in full force and effect as the Articles of Incorporation of the Surviving Corporation except as amended pursuant to this Section 2.1:

     Article I of the articles of incorporation of Mycogen-California is amended to read: "The name of this corporation is 'Mycogen Corporation.'"

     SECTION 2.2 - BYLAWS.  The Bylaws of Mycogen-California as in effect
     --------------------
immediately prior to the Effective Date of the Merger will continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     SECTION 2.3 - DIRECTORS AND OFFICERS.  The directors and officers of
     ------------------------------------
Mycogen-California immediately prior to the Effective Date of the Merger will be the directors and officers of the Surviving Corporation until their successors will have been duly elected and qualified or until as otherwise provided by law, the Articles of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                      III.  MANNER OF CONVERSION OF STOCK

     SECTION 3.1 - MYCOGEN-DELAWARE COMMON STOCK.  Upon the Effective Date of
     -------------------------------------------
the Merger, each share of Mycogen-Delaware Common Stock, par value $.001 per share, issued and outstanding immediately prior thereto will by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, par value $.001 per share, of the Surviving Corporation.

     SECTION 3.2 - MYCOGEN-DELAWARE PREFERRED STOCK.  Upon the Effective Date of
     ----------------------------------------------
the Merger, each share of Mycogen-Delaware Preferred Stock, par value $.001 per share, issued and outstanding immediately prior thereto will by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Preferred Stock, par value $.001 per share, of the Surviving Corporation.

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SECTION 3.3 -  MYCOGEN-DELAWARE 1992 STOCK OPTION PLAN,
-------------------------------------------------------
               1990 RESTRICTED STOCK ISSUANCE PLAN.
               -----------------------------------

     (a) Upon the Effective Date of the Merger, the Surviving Corporation will assume all of the rights and obligations of Mycogen-Delaware under its 1992 Stock Option Plan (including the predecessor 1988 Stock Option Plan), as amended through the date hereof (collectively, the "Plan"). Each outstanding and unexercised option to purchase Mycogen-Delaware Common Stock (an "Option") under the Plan will become, subject to the provisions in paragraph 3.3(d) below, on the basis of one (1) share of the Surviving Corporation's Common Stock for each share of Mycogen-Delaware Common Stock issuable pursuant to any such Option, an option to purchase the Surviving Corporation's Common Stock on the same terms and conditions set forth in such option. As of October 15, 1995, options to purchase 3,243,626 shares of Mycogen-Delaware Common Stock were outstanding and unexercised.

     (b) Upon the Effective Date of the Merger, the Surviving Corporation will assume all of the rights and obligations of Mycogen-Delaware under its 1990 Restricted Stock Issuance Plan, as amended through the date hereof (collectively, the "Restricted Stock Plan").

     (c) One (1) share of the Surviving Corporation's Common Stock will be reserved for issuance under the 1992 Stock Option Plan and the Restricted Stock Plan for each share of Mycogen-Delaware Common Stock so reserved immediately prior to the Effective Date of the Merger.

     (d) Following the Effective Date of the Merger, no "additional benefits" (within the meaning of Section 424(a)(2) of the Internal Revenue Code of 1986, as amended) will be accorded to the optionees pursuant to the assumption of their options.

     SECTION 3.4 - MYCOGEN-CALIFORNIA COMMON STOCK.  Upon the Effective Date of
     ---------------------------------------------
the Merger, each share of Common Stock, par value $.001 per share, of Mycogen-California issued and outstanding immediately prior thereto will, by virtue of the Merger and without any action by Mycogen-California, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

     SECTION 3.5 - EXCHANGE OF CERTIFICATES.  After the Effective Date of the
     --------------------------------------
Merger, each holder of an outstanding certificate representing shares of Mycogen-Delaware Common Stock or Preferred Stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to holders prior to any requested exchange (the "Exchange Agent"), and each such holder will be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock or Preferred Stock, into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Mycogen-Delaware Common Stock or Preferred Stock will be deemed for all purposes to represent the number of

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shares of the Surviving Corporation's Common Stock or Preferred Stock,
respectively, into which such shares of Mycogen-Delaware Common Stock or Preferred Stock, as the case may be, were converted in the Merger.

     The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate will, until such certificate will have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock or Preferred Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

     Each certificate representing Common Stock or Preferred Stock of the Surviving Corporation so issued in the Merger will bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Mycogen-Delaware so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

     If any certificate for shares of the Surviving Corporation's stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

                             IV. RIGHTS AGREEMENT

     Upon the Effective Date of the Merger, the Surviving Corporation will assume all of the rights and obligations of Mycogen-Delaware under that certain Rights Agreement dated February 21, 1992, as amended, by and between Mycogen-Delaware and The First National Bank of Boston (the "Rights Agreement"). Upon the Effective Date of the Merger each outstanding Preferred Share Purchase Right (a "Right") will automatically be exchanged for a Preferred Share Purchase Right of Mycogen-California pursuant to an Amended and Restated Rights Agreement to be dated as of the Effective Date of the Merger.

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                                 V. COVENANTS

     SECTION 5.1 - COVENANTS OF MYCOGEN-CALIFORNIA.  Mycogen-California
     ---------------------------------------------
covenants and agrees that it will, on or before the Effective Date of the
Merger:

     (a) File any and all documents with the California Franchise Tax Board necessary for the assumption by Mycogen-California of all of the franchise tax liabilities of Mycogen-Delaware.

     (b) Take such other actions as may be required by the California General Corporation Law to effect the Merger.

     (c) Take such other actions as may be required by the Delaware General Corporation Law to effect the Merger.

     SECTION 5.2 - FURTHER ASSURANCES.  From time to time, as and when required
     --------------------------------
by Mycogen-California or by its successors or assigns, there will be executed and delivered on behalf of Mycogen-Delaware such deeds and other instruments, and there will be taken or caused to be taken by it such further and other actions as will be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Mycogen-California the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Mycogen-Delaware and otherwise to carry out the purposes of this Agreement, and the officers and directors of Mycogen-California are fully authorized in the name and on behalf of Mycogen-Delaware or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     SECTION 5.3 - ABANDONMENT.  At any time before the Effective Date of the
     -------------------------
Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Mycogen-Delaware or of Mycogen-California, or of both, notwithstanding the approval of this Agreement by the shareholders of Mycogen-Delaware or by the sole stockholder of Mycogen-California, or by both.

     SECTION 5.4 - AMENDMENT.  The Boards of Directors of the Constituent
     -----------------------
Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware; provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation will not:
(1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

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     SECTION 5.5 - AGREEMENT.  Executed copies of this Agreement will be on file
     -----------------------
at the principal place of business of the Surviving Corporation at 5501 Oberlin Drive, San Diego, California 92121 and copies thereof will be furnished to any shareholder of either Constituent Corporation, upon request and without cost.

     SECTION 5.6 - GOVERNING LAW.  This Agreement will in all respects be
     ---------------------------
construed, interpreted and enforced in accordance with and governed by the laws of the State of California and, so far as applicable, the merger and other provisions of the Delaware General Corporations Code.

     SECTION 5.7 - COUNTERPARTS.  In order to facilitate the filing and
     --------------------------
recording of this Agreement, the same may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same instrument.

     SECTION 5.8 - APPROVAL OF MYCOGEN-DELAWARE AS SOLE SHAREHOLDER OF MYCOGEN-
     -------------------------------------------------------------------------
CALIFORNIA.  By its execution and delivery of this Agreement, Mycogen-Delaware,
----------
as sole shareholder of Mycogen-California, consents to, approves and adopts this Agreement and approves the Merger. Mycogen-Delaware agrees to execute such further instruments as may be necessary or desirable to evidence its approval and adoption of this Agreement and the Merger as the sole shareholder of Mycogen-California.



               [Remainder of This Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of Mycogen Corporation, a Delaware Corporation, and Mycogen California, Inc. a California Corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                        MYCOGEN CORPORATION,
                                        a Delaware corporation

                                        By:  /s/ Jerry D. Caulder
                                             -----------------------------------
                                             Jerry D. Caulder, Chief Executive
                                             Officer, Chairman of the Board

                                        By:  /s/ Carlton J. Eibl
                                             -----------------------------------
                                             Carlton J. Eibl,  President, Chief
                                             Operating Officer, and Secretary


ATTEST:


/s/ Arthur Chatroo
------------------------------
Arthur Chatroo, Assistant Secretary

                                        MYCOGEN CALIFORNIA, INC.,
                                        a California corporation

                                        By:  /s/ Jerry D. Caulder
                                            -----------------------------------
                                            Jerry D. Caulder, Chief Executive
                                            Officer, Chairman of the Board

                                        By:  /s/ Carlton J. Eibl
                                            -----------------------------------
                                            Carlton J. Eibl,  President, Chief
                                            Operating Officer, and Secretary

ATTEST:



/s/ Arthur Chatroo
------------------------------
Arthur Chatroo, Assistant Secretary

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